UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290 Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 243-9100

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.50% Series A Cumulative Redeemable Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-169899

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of the 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $1.00 per share (liquidation preference $100.00 per share) (the “Series A Preferred Shares”), of International Shipholding Corporation, a Delaware corporation (the “Registrant”). The description of the Series A Preferred Shares to be registered hereunder is set forth under the caption “Description of the Preferred Shares” in the Registrant’s prospectus supplement filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, on February 15, 2013 and under the caption “Description of Capital Stock” in the Registrant’s base prospectus, which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-169899) and was filed with the Securities and Exchange Commission on October 27, 2010. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits

The exhibits to this Registration Statement on Form 8-A are listed in the Exhibit Index, which appears at the end of this Registration Statement and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
Manuel G. Estrada Vice President and Chief Financial Officer

Date: February 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant, as amended through May 19, 2010 (filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 10-Q dated July 28, 2010 and incorporated herein by reference).

3.2	By-Laws of the Registrant as amended through October 28, 2009 (filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated November 2, 2009 and incorporated herein by reference).

3.3*	Certificate of Designations, Preferences and Rights of 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock.

4.2*	Specimen of 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock Certificate.

*	Filed herewith.